SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 17, 1996
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                                 MICROTEST, INC.
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             (Exact name of registrant as specified in its charter)




         Delaware                          0-20666              86-0485884
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(State or other jurisdiction             (Commission           (IRS Employer
of incorporation)                          File No.)         Identification No.)



4747 North 22nd Street, Phoenix, Arizona                             85016
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code       (602) 952-6400
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                                 Not applicable
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         (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.

         On December 17, 1996, the Company purchased all of the issued and outstanding shares of capital stock (the "Logicraft Stock") of Logicraft Information Systems, Inc., a Delaware corporation ("Logicraft"), pursuant to an Agreement of Purchase and Sale of Stock dated as of the same date (the "Agreement"). Logicraft develops and sells CD-ROM networking products and technologies.

         Prior to the acquisition, Information Handling Services, Inc. ("IHS"), a leading international database information publisher and a major value-added reseller of CD networking systems, owned a majority equity interest in Logicraft. In connection with the Logicraft acquisition, IHS entered into an international distribution agreement which provides that IHS shall sell only Microtest and Logicraft products (subject to certain limited exceptions contained in that agreement) for a period of three years.

         The purchase price for the Logicraft Stock was $12,517,280 in cash at the closing. In addition, as of the closing Logicraft owed $4,482,720 to IHS, which was repaid immediately following the closing. The purchase price was reached in arms-length negotiation, and the Company funded the transaction from currently available cash.

         The Company will record a charge of approximately $17.9 million in the fourth quarter of 1996 to account for the value of the research it acquired from Logicraft and the expenses incurred in connection with the acquisition.

         The terms of the Company's acquisition of Logicraft are more fully described in the Agreement, a copy of which is attached hereto as Exhibit 2. In addition, the Company's press release announcing the acquisition of Logicraft is attached hereto as Exhibit 99.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.
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                  It is impractical to provide the required financial statements for the acquired business at this time. The Company is compiling information necessary for preparing the financial statements and pro forma financial information. The required financial statements will be filed as soon as practicable, but not later than sixty days after the date on which the report on Form 8-K disclosing the transaction must be filed.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  See (a) above.
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
         (c)      Exhibits.
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                  Exhibit 2    Agreement of Purchase and Sale of Stock
                               dated December 17, 1996                   Page 5

                  Exhibit 99   Press Release dated December 17, 1996     Page 37
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MICROTEST, INC.


Date: December 30, 1996                 /s/ Richard R. Douglas
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                                        Richard R. Douglas
                                        Vice President, Chief Financial Officer,
                                        Treasurer and Secretary
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